Exhibit 10.36

SHAREHOLDERS AGREEMENT

dated as of

April 25, 2011

Among

EQUINIX SOUTH AMERICA HOLDINGS, LLC,

and

RW BRASIL FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES

and as Intervening Party,

ZION RJ PARTICIPAÇÕES S.A.

and, for the limited purposes set forth herein,

SIDNEY VICTOR DA COSTA BREYER,

ANTONIO EDUARDO ZAGO DE CARVALHO,

EQUINIX, INC.,

RIVERWOOD CAPITAL L.P.,

RIVERWOOD CAPITAL PARTNERS L.P.

and

RIVERWOOD CAPITAL PARTNERS (PARALLEL – A) L.P.

SHAREHOLDERS AGREEMENT

AGREEMENT dated as of April 25, 2011 between (i) Equinix South America Holdings, LLC, a limited liability company duly organized under the laws of the State of Delaware, United States of America, with headquarters at One Lagoon Drive, 4th Floor, Redwood City, California, United States of America 94065 (“Equinix”) , (ii) RW Brasil Fundo de Investimento em Participações, a fundo de investimento em participações, duly organized under the laws of the Federative Republic of Brazil, enrolled before the National Register of Legal Entities (CNPJ/MF) under No. 13.417.743/0001-03,with headquarters at Avenida Presidente Juscelino Kubitschek No. 2041, E 2235, Bloco A (part), Vila Olímpia, City and State of São Paulo (“RW FIP”), as intervening party (iii) Zion RJ Participações S.A., a sociedade anônima duly organized under the laws of the Federative Republic of Brazil, enrolled before the National Register of Legal Entities (CNPJ/MF) under No. 12.793.726/0001-08, with headquarters in the City and State of Rio de Janeiro, at Rua Martins Ferreira No. 91, Botafogo (the “Company”), and, for purposes of Sections 3.05, 5.06, 7.01 and 7.04, and Articles 4, 6 and 9, (iv) Sidney Victor da Costa Breyer, Brazilian, [****], bearer of the identity card No. [****], enrolled before the Taxpayer Registry (CPF/MF) under No. [****], resident and domiciled in the City and State of [****], at [****] (“Sidney”) and (v) Antonio Eduardo Zago de Carvalho, Brazilian, [****], bearer of the identity card No. [****], enrolled before the Taxpayer Registry (CPF/MF) under No. [****], resident and domiciled in the City and State of [****], at [****] (“Eduardo” and jointly with Sidney, the “Management ALOG Shareholders”), and, for purposes of Articles 8 and 9, (vi) Equinix, Inc., a company duly organized under the laws of the State of Delaware, United States of America, with headquarters at One Lagoon Drive, 4th Floor, Redwood City, California, United States of America 94065 (the “Parent”), (vii) Riverwood Capital L.P., an exempted limited partnership, duly organized under the laws of the Cayman Islands, with headquarters at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104, (viii) Riverwood Capital Partners L.P., an exempted limited partnership, duly organized under the laws of the Cayman Islands, with headquarters at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104 and (ix) Riverwood Capital Partners (Parallel – A) L.P., an exempted limited partnership, duly organized under the laws of the Cayman Islands, with headquarters at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104 (together with Riverwood Capital L.P. and Riverwood Capital Partners L.P., the “Riverwood Sponsors”). The terms “Equinix”, “RW FIP” and “Management ALOG Shareholders” shall each also mean, if Equinix or RW FIP shall have Transferred any of its Company Securities to any of its Permitted Transferees (in each case, as such terms are defined below), or if any of the Management ALOG Shareholders shall have Transferred any of its ALOG Shares (as defined below) to any of its Permitted Transferees (as defined in the ALOG Shareholders Agreement), such Person and its Permitted Transferees, taken together, and shall include any right, obligation or action that may be exercised or taken at the election of such Person may be taken at the election of such Person and its

****	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR REDACTED PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS ****. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Permitted Transferees. The Company, Equinix, RW FIP, the Management ALOG Shareholders, the Parent and the Riverwood Sponsors are sometimes collectively referred to herein as the “parties” and individually as a “party.”

Equinix and RW FIP collectively referred to herein as the “Shareholders” and individually as a “Shareholder.”

W I T N E S S E T H:

WHEREAS (i) Equinix holds 11,737,080 common shares representing 57% of the outstanding capital stock of the Company; and (ii) RW FIP holds 8,308,038 common shares representing 43% of the outstanding capital stock of the Company; holding, therefore, shares representing 100% of the outstanding capital stock of the Company;

WHEREAS the Company is used by the Shareholders for the specific purpose of holding equity interests in ALOG Data Centers do Brasil S.A., a sociedade anônima duly organized under the laws of the Federative Republic of Brazil, enrolled before the National Register of Legal Entities (CNPJ/MF) under No. 04.819.672/0001-84, with headquarters in the City and State of São Paulo, at Rua Doutor Miguel Couto No. 58, 5th floor (“ALOG”);

WHEREAS the Company and the Management ALOG Shareholders, jointly, hold common shares representing 100% of the outstanding capital stock of ALOG, and have entered into a Shareholders’ Agreement on the date hereof for purposes of (i) regulating their relationship as ALOG shareholders (the “ALOG Shareholders Agreement”) and (ii) providing rights for the Management ALOG Shareholders to become shareholders of the Company upon the occurrence of certain events;

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations as shareholders of the Company and the Management ALOG Shareholders, Parent and the Riverwood Sponsors desire to become bound to certain rights, duties and obligations provided hereunder;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. (a) As used in this Agreement, the following terms have the following meanings:

“Majority Management Shareholder” has the meaning given to such term in the ALOG Shareholders Agreement.

“Shares” means shares of Common Stock.

“ALOG Shares” means the common stock, with no par value per share, of ALOG and any other security into which such common stock may hereafter be converted or exchanged.

“Common Stock” means the common stock, with no par value, of the Company and any other security into which such Common Stock may hereafter be converted or changed.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no security holder of the Company shall be deemed an Affiliate of the Company or any other security holder of the Company solely by reason of any investment in the Company or the existence or exercise of any rights or obligations under this Agreement or the Company Securities held by such security holder. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Common Equivalents” means (i) with respect to Common Stock, the number of Shares, (ii) with respect to any Company Securities that are convertible into or exchangeable for Common Stock, the number of Shares issuable in respect of the conversion or exchange of such securities into Common Stock.

“Fully-Diluted” means all outstanding Shares, all Shares issuable in respect of all outstanding securities convertible into or exchangeable for Common Stock and all Shares issuable in respect of all outstanding options, warrants and other rights to acquire Common Stock; provided that, if any of the foregoing Company Securities are subject to vesting, such Company Securities subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent of such vesting; provided further that any Company Securities that would vest as a result of the consummation of a Tag-Along Sale shall be deemed to be vested solely for the purpose of any calculation of “Fully-Diluted” that is made immediately prior to such Tag-Along Sale.

“ALOG Board” means the Conselho de Administração (board of directors) of ALOG.

“CVM” means the Comissão de Valores Mobiliários (Brazilian Securities Commission).

“Closing Date” means the date of this Agreement.

“20% Shareholder” means a Shareholder whose Aggregate Ownership of Shares (as determined on a Common Equivalents basis) divided by the Aggregate Ownership of Shares (as determined on a Common Equivalents basis) by all Shareholders is 20% or more.

“5% Shareholder” means a Shareholder whose Aggregate Ownership of Shares (as determined on a Common Equivalents basis) divided by the Aggregate Ownership of Shares (as determined on a Common Equivalents basis) by all Shareholders is 5% or more.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, State of New York, United States or São Paulo, State of São Paulo, Brazil are authorized by law to close.

“Charter” means the Estatuto Social (or bylaws) of the Company, as the same may be amended from time to time.

“GAAP” means generally accepted accounting principles in the United States.

“Roll Up Trigger” has the meaning given to such term in the ALOG Shareholders Agreement.

“Instrument of Assignment” means that certain instrument of assignment, dated as of April 25, 2011, among the Company, RW FIP and Equinix

“IPO” means the initial Public Offering.

“Public Offering” means an underwritten public offering of the Company or ALOG shares pursuant to a registration statement filed with and declared effective by the CVM under Brazilian law or the U.S. Securities and Exchange Commission (the “SEC”) under U.S. law (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form) or pursuant to the Applicable Law of the jurisdiction in which the offer is made, as the case may be.

“Zion Roll Up Option” has the meaning given to such term in the ALOG Shareholders Agreement.

“Management Shareholders Roll Up Option” has the meaning given to such term in the ALOG Shareholders Agreement.

“RW FIP Additional and Conditional Payment” means the amount paid in U.S. Dollars by RW FIP and/or its Affiliates in satisfaction of RW FIP’s obligation to pay its portion of the Additional and Conditional Purchase Price pursuant to the Instrument of Assignment.

“RW FIP Closing Payment” means US$52,746,908.

“Tag-Along Portion” means, with respect to any other Shareholder and for any Tag-Along Sale, (i) the number of Shares (as determined on a Common Equivalents and Fully-Diluted basis) owned by such other Shareholder immediately prior to such Tag-Along Sale multiplied by (ii) the Tag-Along Percentage.

“Permitted Transferee” means, any Person that is an Affiliate of such Shareholder, and/or any fund managed by Riverwood Capital Partners L.P., Riverwood Capital Partners (Parallel A) L.P. or any of their Affiliates.

“Aggregate Ownership” means, with respect to any Shareholder or group of Shareholders, the total number of Shares (as determined on a Common Equivalents basis) directly or indirectly held by such Shareholder or group of Shareholders and its or their Permitted Transferees as of the date of such calculation, calculated on a Fully-Diluted basis.

“Tag-Along Percentage” means, for any Tag-Along Sale, a fraction the numerator of which is the number of Shares (as determined on a Common Equivalents basis) proposed to be sold by the Tag-Along Seller in such Tag-Along Sale and the denominator of which is the Aggregate Ownership of Shares (as determined on a Common Equivalents basis) by all Shareholders immediately prior to such Tag-Along Sale.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Common Stock Purchase Price” means (i) for Equinix and RW FIP, R$10/per share and (ii) for the Management ALOG Shareholders, the amount equal to R$10/share divided by the Roll Up Exchange Ratio.

“Roll Up Exchange Ratio” has the meaning given to such term in the ALOG Shareholders Agreement.

“Roll Up” has the meaning given to such term in the ALOG Shareholders Agreement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests at the time directly or indirectly owned by such Person, having ordinary voting power to elect a majority of (i) the board of directors, (ii) the board of officers, in the event the relevant entity does not have a board of directors, or (iii) other Persons performing similar functions.

“Internal Rate of Return” means the annual rate of return determined using (i) for the RW

FIP Closing Payment and the RW FIP Additional and Conditional Payment, United States dollars and (ii) for shares owned by the Management ALOG shareholders, Brazilian reais, in each case based on a 365-day year with the value on the date hereof of the aggregate cash flows equal to zero.

“Third Party” means a prospective purchaser of Company Securities in an arm’s-length transaction from a Shareholder, other than a Permitted Transferee or other Affiliate of such Shareholder.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock and (iii) any options, warrants or other rights to acquire Common Stock.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Management ALOG Shareholders	Preamble
Share Price	8.03
Parent Shares	8.02
Management Call
Shares	5.06
Call Shares	5.01
Management Put
Shares	5.06
Put Shares	5.02
Default Put Shares	8.03
ALOG Shareholders Agreement	Preamble
ALOG	Preamble
Roll Up Capital Increase	6.01
Drag-Along Transferee	4.02
Replacement Nominee	2.08
Company	Preamble
Share Purchase Agreement	2.02
Derivative Company Securities	4.02

Trading Day	8.04
Business Day	8.04
Tag-Along Right	4.01
Drag-Along Rights	4.02
Equinix	Preamble
Market Disruption Event	8.04
Derivative Company Securities
Exercise	4.02
Call Option Closing	5.01
Put Option Closing	5.02
Management Option
Closing	5.06
Default Put Closing	8.03
Default	8.03
Confidential Information	7.02
Investor Offeree	4.05
Investor Seller	4.05
Guarantee Cap	8.01
Parent	Preamble
Put Option Exercise
Notice	5.02
Call Option Exercise
Notice	5.01
Management Call Option Exercise
Notice	5.06
Management Put Option Exercise
Notice	5.06
Derivative Company Securities Exercise
Notice	4.02
Default Notice	8.03
Put Objection Notice	5.02
Offer Notice	4.05
Tag-Along Response
Notice	4.01
Fundamental Transaction Notice	4.04
Drag-Along Sale Notice	4.02
Tag-Along Notice	4.01
Obligations	8.01
Tag-Along Offer	4.01
Offer	4.05
Management Call Option	5.06

Call Option	5.01
Management Put Option	5.06
Put Option	5.02
Annual Budget	2.02
Tagging Person	4.01
Riverwood Sponsors	Preamble
Call Option Exercise Period	5.01
Measurement Period	8.04
Tag-Along Notice
Period	4.01
Put Option Exercise Period	5.02
Option Exercise Period	5.01
Shareholders	Preamble
Management Call
Price	5.06
Call Price	5.01
Management Put
Price	5.06
Put Price	5.02
Offer Price	4.05
Drag-Along Sale Price	4.02
Volume Weighted Average Price	8.04
Minimum Call Price	5.01
Minimum Put Price	5.02
Management Minimum Price	4.02
Put Settlement	5.02
Representatives	7.02
RW FIP	Preamble
Fundamental Transaction	4.04
Applicable IRR	5.02
Default Amount	8.02
Fair Market Value	5.03
Offered Securities	4.05
Drag-Along Sale	4.02
Tag-Along Sale	4.01
Drag-Along Seller	4.02
Tag-Along Seller	4.01
Adjusted VWAP	8.04

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any law include all rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “R$” and “reais” mean Brazilian reais, the lawful currency of Brazil. References to “US$” and “dollars” mean U.S. dollars, the lawful currency of the United States.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Meetings. (a) The Shareholders shall hold a regularly scheduled shareholders’ meeting of the Company at least once every calendar quarter, necessarily prior to any meetings of the shareholders or the Board of any Subsidiary and the Company shall pay all reasonable out-of-pocket expenses incurred by each Shareholder representative in connection therewith.

(b) Any Shareholder may give the other Shareholder (by email or otherwise) notice and the agenda for each shareholders’ meeting of the Company at least 8 (eight) days prior to such meeting. Each shareholders’ meeting shall take place (i) in person, at the Company’s headquarters, or (ii) by telephonic or other electronic means specified in the notice of meeting and reasonably accessible to both Shareholders.

Section 2.02. Shareholders’ Meetings. (a) The following matters shall be subject to deliberation at the shareholders’ meeting of the Company and in order to be passed shall require the affirmative vote of Equinix (for so long as Equinix is a 20% Shareholder), and of RW FIP (for so long as RW FIP is a 20% Shareholder):

(i) any transaction between the Company or any of its Subsidiaries, on the one hand, and Equinix, RW FIP, or any of their Affiliates, on the other hand, except for the acts described in Section 2.03 below;

(ii) any liquidation, dissolution, commencement of bankruptcy, reorganization or similar proceedings with respect to the Company or any of its Subsidiaries;

(iii) approval of the annual budget of the Company and its Subsidiaries (the “Annual Budget”);

(iv) capital expenditures in excess of the greater of (i) the amount set forth in the Annual Budget and (ii) [****];

(v) any creation, incurrence or assumption of indebtedness of the Company or any of its Subsidiaries (x) in excess of R$10,000,000 in any fiscal year, or (y) such that aggregate indebtedness of the Company and its Subsidiaries on a consolidated basis, at any time outstanding, exceeds R$30,000,000;

(vi) any issuance of capital stock of the Company or any of its Subsidiaries in excess of R$5,000,000 per annum excluding (i) the issuance of Shares upon the exercise of options issued pursuant to any plan or arrangement, (ii) the issuance of Company Securities, if any, to fund the Company’s obligation to pay the “Additional and Conditional Purchase Price” pursuant to the Share Purchase Agreement and Other Covenants entered into on February 9, 2011 among Fundo Mútuo de Investimento em Empresas Emergentes – Stratus GC, the Management ALOG Shareholders, Alexandre Guy Haegler, Marcus Moraes de Oliveira, Erik da Costa Breyer, Sandra Haegler, Bettina Alessandra Haegler, Philip Eric Haegler, Bianca Haegler, Antonio Carlos dos Santos Pina, Tecinvest Ltd., Stratus Corp., Winterpark Intl. Corp, Emanuel Gonçalves Dutra, Cristian Gallegos and the Company (the “Share Purchase Agreement”) and (iii) from and after May 1, 2016, in connection with the IPO;

(vii) the establishment of any option plan or arrangement of the Company or any of its Subsidiaries;

(viii) before May 1, 2016, the IPO;

(ix) the declaration of any dividend on or the making of any distribution with respect to, or the redemption, repurchase or other acquisition of, any securities of the Company or any of its Subsidiaries, by the Company or any of its Subsidiaries except as expressly permitted by this Agreement;

****	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR REDACTED PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS ****. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(x) any amendment to the Charter or any adoption of or amendment to any similar organizational document of any of the Company’s Subsidiaries; or

(xi) any acquisition or sale, transfer, lease, pledge or other disposition (whether by merger, consolidation or other business combination transaction, or other form of transaction) by the Company or any of its Subsidiaries of any assets, businesses, interests, properties or securities, in a single transaction or a series of related transactions, with a value in the aggregate in excess of R$5,000,000 (regardless of the form of such consideration), other than a Fundamental Transaction; provided that the parties hereto agree that any merger or consolidation of the Company into or with any of its Subsidiaries shall require the approval of the affirmative vote of Equinix (for so long as Equinix is a 20% Shareholder) and of RW FIP (for so long as RW FIP is a 20% Shareholder) regardless of the value of such transaction.

Section 2.03. Actions by Equinix. The exercise by the Company of the Zion Roll Up Option (as defined under the ALOG Shareholders Agreement) shall require Equinix’s approval at a shareholders’ meeting of the Company provided that, if the Roll Up Trigger is delivery by Equinix and RW FIP of a Drag-Along Sale Notice pursuant to Section 4.02(i), exercise of the Zion Roll Up Option (as defined under the ALOG Shareholders Agreement) shall be subject to the approval of both Equinix and RW FIP at a shareholders’ meeting of the Company. Upon approval and exercise of the Zion Roll Up Option, the Shareholders shall promptly thereafter take all acts necessary to implement the Roll Up Capital Increase.

Section 2.04 Charter Provisions. Each Shareholder agrees to vote all of its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Charter (i) facilitates, and does not at any time conflict with, any provision of this Agreement and (ii) permits each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.

Section 2.05. Subsidiary Governance. The Shareholders agree to cause the Company to vote (or cause the voting of) the shares of the capital stock of its Subsidiaries, and each Shareholder agrees to cause its representatives on the boards of any Subsidiary of the Company, subject to their fiduciary duties, to vote and take other appropriate action, in each case, to give effect to the agreements in this Article 2 in respect of each Subsidiary of the Company. All restrictions that apply to the Company pursuant to this Agreement shall apply to the Company and its Subsidiaries as a consolidated group.

Section 2.06. Composition of the ALOG Board. In respect of the ALOG Board, the Shareholders agree to cast their votes at any shareholders meeting of the Company and practice all acts necessary to: (i) for so long as Equinix is a 20% Shareholder, cause the Company to designate three of the members of the ALOG Board as directed by Equinix, including the Chairman of the ALOG Board and, (ii) for so long as RW FIP is a 20% Shareholder, cause the Company to designate two of the members of the ALOG Board as directed by RW FIP. Notwithstanding the foregoing, in the event that RW FIP’s Aggregate Ownership of Shares (as determined on a Common Equivalents basis) exceeds Equinix’s Aggregate Ownership of Shares (as determined on a Common Equivalents basis), the Shareholders agree to cast their votes at any shareholders meeting of the Company and practice all acts necessary to: (i) cause the Company to designate two of the members of the ALOG Board as directed by Equinix and (ii) cause the Company to designate three of the members of the ALOG Board as directed by RW FIP, including the Chairman of the Board. If either Equinix or RW FIP cease to be a 20% Shareholder, but remains a 5% Shareholder, the Shareholders agree to cast their votes at any shareholders meeting of the Company and practice all acts necessary to cause the Company to designate one of the members of the ALOG Board as directed by such Shareholder.

Section 2.07. Removal of Members of the ALOG Board. Each Shareholder agrees, if the Company is at any time entitled to vote for the removal of members from the ALOG Board, not to cast its votes at any shareholders meeting of the Company nor practice any acts for the removal of any member of the ALOG Board who shall have been designated pursuant to Section 2.06, unless the Person or Persons entitled to direct the designation such member pursuant to Section 2.06 shall have consented to such removal in writing; provided that, if the Person or Persons entitled to direct the designation of any member pursuant to Section 2.06 shall request in writing the removal of such member, each Shareholder shall cast its votes at any shareholders meeting of the Company and practice all acts necessary in favor of such removal.

Section 2.08. Vacancies on the ALOG Board. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the ALOG Board:

(a) the Person or Persons entitled under Section 2.06 to direct the designation of the member whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Section 2.07, shall have the exclusive right to direct the designation of another individual (the “Replacement Nominee”) to fill such vacancy and serve as a member of the ALOG Board; and

(b) subject to Section 2.07, each Shareholder agrees, if the Company is at any time entitled to vote for the election of members to the ALOG Board, to cast its votes at any shareholders meeting of the Company and practice all necessary acts to ensure that the Replacement Nominee be elected to the ALOG Board.

Section 2.09 Action by the ALOG Board; Committee. The Shareholders agree to instruct their respective designees at the ALOG Board to practice all necessary acts to ensure that:

(a) In the event a quorum of any ALOG Board’s meeting does not consist of at least one designee member of Equinix (for so long as Equinix is a 20% Shareholder) and at least one designee member of RW FIP (for so long as RW FIP is a 20% Shareholder) the members of the ALOG Board appointed by the Company shall cause their respective votes in a manner to maintain the status quo in respect to any matters subject to deliberation.

(b) Upon creation by the ALOG Board of any executive, compensation, audit and such other committees, such committee shall include at least one member designated by Equinix (for so long as Equinix is a 20% Shareholder) and at least one member designated by RW FIP (for so long as RW FIP is a 20% Shareholder).

(c) The Shareholders’ designees at the ALOG Board shall vote as a bloc on all matters, as directed by the Shareholders at a shareholders meeting of the Company.

ARTICLE 3

RESTRICTIONS ON TRANSFER

Section 3.01. General Restrictions on Transfer. (a) Each Shareholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the terms and conditions of this Agreement.

(b) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 3.02. Legends. In addition to any other legend that may be required, the Company shall effect the registration of this Agreement in its Livro de Registro de Ações Nominativas (share registry book), in substantially the following form:

“THE SHARES HELD BY [NAME OF THE SHAREHOLDER] ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER, VOTING ARRANGEMENTS AND OTHER PROVISIONS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED APRIL 25, 2011. ALL TRANSFERS OF SUCH SHARES SHALL BE MADE IN ACCORDANCE WITH SUCH SHAREHOLDERS’ AGREEMENT, OTHERWISE SHALL BE NULL AND VOID”.

Section 3.03. Permitted Transferees. (a) Notwithstanding anything in this Agreement to the contrary, any Shareholder may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without compliance with Sections 3.04 or Article 4; provided that such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto.

(b) If any Permitted Transferee of any Shareholder to which Company Securities have been transferred ceases to be a Permitted Transferee of such Shareholder, such Permitted Transferee shall, and such Shareholder shall cause such Permitted Transferee to, transfer back to such Shareholder (or to another Permitted Transferee of such Shareholder) any Company Securities it owns on or prior to the date that such Permitted Transferee ceases to be a Permitted Transferee of such Shareholder.

Section 3.04. Restrictions on Transfers by the Shareholders. (a) Prior to April 1, 2014, neither Shareholder shall Transfer any of its Company Securities, except (i) to one or more of its Permitted Transferees in accordance with Section 3.03, or (ii) in a Transfer to which Equinix (in the case of a Transfer by RW FIP) or RW FIP (in the case of a Transfer by Equinix) consents.

(b) From April 1, 2014 through April 30, 2016, neither Equinix nor RW FIP shall Transfer any of its Company Securities, except to one or more of its Permitted Transferees in accordance with Section 3.03 or as follows:

(i) in a Transfer made in compliance with Section 4.01, 4.02 or 4.05;

(ii) in a Transfer made in compliance with Section 5.01 or 5.02; or

(iii) in an IPO.

(c) The restrictions on Transfer set forth in Section 3.04(b) above shall terminate at 11:59 p.m. São Paulo time on April 30, 2016 and, from and after May 1, 2016, (i) Equinix and RW FIP may freely Transfer any of their Company Securities, subject to the Tag-Along Rights of the Management ALOG Shareholders pursuant to Section 4.01, and (ii) either Equinix, for so long as it is a 20% Shareholder, or RW FIP, for so long as it is a 20% Shareholder, may solely approve the IPO.

(d) If Equinix and RW FIP mutually approve the IPO or, from and after May 1, 2016, either RW FIP or Equinix approves the IPO pursuant to this Section 3.04, the Shareholders shall cause the Company to make its officers available to prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and take other actions to obtain ratings for the Company Securities to be offered and the Shareholders and the Management ALOG Shareholders shall use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the relevant Company Securities.

Section 3.05. Restrictions on Transfers by the Management ALOG Shareholders. From and after the Roll Up, none of the Management ALOG Shareholders shall Transfer any of its Company Securities other than in a Transfer made in compliance with Section 6.01(c).

ARTICLE 4

TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS;

RIGHT OF FIRST REFUSAL

Section 4.01. Tag-Along Rights. (a) Subject to Sections 0, 4.01(i) and 4.03, if either Equinix or RW FIP (the “Tag-Along Seller”) proposes to Transfer any Company Securities to a Third Party (a “Tag-Along Sale”), the Tag-Along Seller shall provide the other Shareholder, the Management ALOG Shareholders and ALOG written notice of the terms and conditions of such proposed Transfer (the “Tag-Along Notice”) and offer such other Shareholder and the Management ALOG Shareholders the opportunity to participate in such Transfer in accordance with this Section 4.01 (the “Tag-Along Offer”).

(b) The Tag-Along Notice shall identify the number and class of Company Securities proposed to be sold by the Tag-Along Seller (the “Tag-Along Offer”), the consideration for which the Transfer is proposed to be made (as determined on a Common Equivalents basis), and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any.

(c) The other Shareholder and the Management ALOG Shareholders shall have the right (in the latter case upon exercise of the Management Shareholders Roll Up Option) (a “Tag-Along Right”), exercisable by written notice (a “Tag-Along Response Notice”) given to the Tag-Along Seller within five Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer up to a number of Company Securities (as determined on a Common Equivalents basis) representing such Shareholder’s Tag-Along Portion or Management ALOG Shareholder’s Tag-Along Portion to be held after the Roll Up (each such exercising shareholder or Management ALOG Shareholder, a “Tagging Person”); provided that each Tagging Person shall be entitled to include in the Tag-Along Sale no more than its Tag-Along Portion of Company Securities (as determined on a Common Equivalents basis) and the Tag-Along Seller shall be entitled to include the number of Company Securities (as determined on a Common Equivalents basis) proposed to be Transferred by the Tag-Along Seller as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion) and such additional Company Securities as permitted by 0. The Tag-Along Response Notice shall include wire transfer or other instructions for payment of any consideration for the Company Securities being transferred in such Tag-Along Sale. Each Tagging Person shall also deliver to the Tag-Along Seller, together with its Tag-Along Response Notice, a notarized, limited power-of-attorney authorizing the Tag-Along Seller or its representative to Transfer such Company Securities on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Person, subject to the provisions of this Section 4.01 and Section 4.03. If at the termination of the Tag-Along Notice Period the other Shareholder or any Management ALOG Shareholder shall not have elected to participate in the Tag-Along Sale, such Shareholder or Management ALOG Shareholder shall be deemed to have waived its rights under Section 4.01(a) with respect to the Transfer of its Company Securities pursuant to such Tag-Along Sale.

(d) If at the end of a 60-day period after delivery of such Tag-Along Notice (which 60-day period shall be extended (i) if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, or (ii) if the Management Roll Up Option has been exercised but the Roll Up has not been consummated, until immediately after the consummation of the Roll Up, but in neither case shall such period extend more than 90 days following receipt of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all Company Securities proposed to be sold by the Tag-Along Seller and all Tagging Persons on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney that such Tagging Person delivered for Transfer pursuant to Section 4.01(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Person in connection with the proposed Tag-Along Sale, and (ii) all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities shall continue in effect.

(e) Promptly after the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Person thereof, (ii) remit to the Tagging Person the total consideration for the Company Securities of the Tagging Person Transferred pursuant thereto less the Tagging Person’ pro rata share of any escrows, holdbacks or adjustments in purchase price and any transaction expenses as determined in accordance with Section 4.03, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notice and (iii) furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Person. The Tag-Along Seller shall promptly remit to the Tagging Person any additional consideration payable upon the release of any escrows, holdbacks or adjustments in purchase price.

(f) If (i) any Shareholder or Management ALOG Shareholder declines to exercise its Tag-Along Rights or (ii) the Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion, the Tag-Along Seller shall be entitled to Transfer, pursuant to the Tag-Along Offer, a number of Company Securities held by it equal to the number of Company Securities (as determined on a Common Equivalents basis) constituting, as the case may be, the Tag-Along Portion of such Shareholder or Management ALOG Shareholder, or the portion of such Tagging Person’s Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

(g) Notwithstanding anything contained in this Section 4.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Person (other than the obligation to return any limited powers-of-attorney received by the Tag-Along Seller) or any other Person if the Transfer of Company Securities pursuant to Section 4.01 is not consummated for whatever reason. Whether to effect a

Transfer of Company Securities pursuant to this Section 4.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller. If the Tag-Along Sale is not consummated, all the restrictions on Transfer set forth in this Agreement or otherwise applicable at such time with respect to such Company Securities shall again be in full force and effect, and the parties shall take the actions contemplated by Section 6.01(c)(ii) with respect to any Company Securities owned by the Management ALOG Shareholders.

(h) The provisions of this Section 4.01 shall not apply to any proposed Transfer of Company Securities by the Tag-Along Seller (A) in a Public Offering, (B) pursuant to Section 4.02, 4.05, 5.01 or 5.02 or (C) to a Permitted Transferee.

(i) The Tag-Along Rights of the Shareholders pursuant to this Section 4.01 shall terminate upon the earlier of (x) the IPO, (y) the consummation of a Fundamental Transaction and (z) May 1, 2016. The Tag-Along Rights of the Management ALOG Shareholders pursuant to this Section 4.01 shall terminate upon the earlier of (x) the IPO and (y) the consummation of a Fundamental Transaction.

Section 4.02. Drag-Along Rights. (a) Subject to Sections 4.02(g), 4.02(h), 4.02(i) and 4.03, if Equinix (the “Drag-Along Seller”) proposes to Transfer, in a single transaction or a series of transactions, all of its Shares to a Third Party (the “Drag-Along Sale”), the Drag-Along Seller may at its option (the “Drag-Along Rights”) require RW FIP, and RW FIP shall: (i) Transfer all, but not less than all, of its Company Securities to such Third Party (the “Drag-Along Transferee”) (and not exercise any dissenters’ or appraisal rights that otherwise may be available to any such Shareholder under applicable law) and (ii) if applicable, provide written notice to the Company and to the Drag-Along Seller (the “Derivative Company Securities Exercise Notice”), pursuant to which RW FIP shall irrevocably commit and agree (A) to pay any and all amounts necessary to exercise, convert or exchange any securities convertible into or exchangeable for Common Stock and any options, warrants or other rights to acquire Common Stock (the “Derivative Company Securities”) into Shares and to deliver any notices or documents as are required to effect any such exercise, conversion or exchange, (B) to surrender any such Derivative Company Securities for termination without any consideration for such termination or (C) to irrevocably cancel and terminate any right to acquire Common Stock or to convert any security into Common Stock (including, without limitation, the termination of any right applicable to any debt security to convert such security in whole or in part into Common Stock), in each case in order to effect the action set forth in clauses (A)-(C), as applicable, concurrently with the Drag-Along Sale (a “Derivative Company Securities Exercise”). If such Shareholder holds any Derivative Company Security and fails to deliver a Derivative Company Securities Exercise Notice no later than the fifth Business Day prior to the proposed Drag-Along Sale, then, subject to the last sentence of this Section 4.02, (x) such Shareholder shall be deemed to have elected to irrevocably terminate and cancel its right to acquire Shares or to convert any security into Common Stock and shall cease to have any right to effect a Derivative Company Securities Exercise with respect to any of its Derivative Company Securities, (y) the Third Party purchaser shall not be required to purchase any Shares issuable upon any

Derivative Company Securities Exercise by such Shareholder, and (z) upon the consummation of the Drag-Along Sale, all such Derivative Company Securities (or, if applicable, the right applicable to any debt security to convert such security in whole or part into Common Stock) shall terminate automatically and without any further action by any Person. If the Drag-Along Sale is not consummated with respect to any Shares acquired upon the Derivative Company Securities Exercise, then (I) any Derivative Company Securities Exercise Notice delivered pursuant to the first sentence of this Section 4.02(a) shall be deemed to be rescinded and shall have no force and effect, and (II) the right of such Shareholder to effect Derivative Company Securities Exercises in accordance with the terms of its Derivative Company Securities and the terms hereof shall be automatically restored without any further action by any Person.

(b) If the Drag-Along Seller elects to exercise its Drag-Along Rights, the Drag-Along Seller shall provide notice of such Drag-Along Sale to RW FIP, the Management ALOG Shareholders and ALOG (a “Drag-Along Sale Notice”) not later than 15 Business Days prior to the proposed Drag-Along Sale; provided that, if either the Management Roll Up Option or the Zion Roll Up Option is exercised and the Roll Up is not consummated prior to the proposed Drag-Along Sale, the Drag-Along Seller shall, at its option, either (i) delay the closing of such Drag-Along Sale until the Roll Up has been consummated, or (ii) otherwise provide that the Management ALOG Shareholders shall Transfer their Company Securities as provided by this Section 4.02 at a subsequent closing. The Drag-Along Sale Notice shall identify the purchaser in the Drag-Along Sale, the consideration for which a Transfer is proposed to be made (as determined on a Common Equivalents basis) (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale. RW FIP and, from and after the Roll Up, each Management ALOG Shareholder, shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Company Securities as set forth below; provided, that, in any Drag Along Sale, the price per Share for the Shares Transferred by any Management ALOG Shareholder shall be equal to the greater of (i) the Drag Along Sale Price and (ii) 50% of the Common Stock Purchase Price (the “Management Minimum Price”).

(c) RW FIP and the Management ALOG Shareholders hereby grant to the Drag-Along Seller any and all necessary powers to, pursuant to the terms of article 684 of the Brazilian Civil Code, execute any and all instruments to effect the Transfer of the Company Securities subject to the Drag-Along Sale on the terms set forth in the Drag-Along Sale Notice. RW FIP and each Management ALOG Shareholder, if requested by the Drag-Along Seller, not later than five Business Days prior to the proposed Drag-Along Sale, shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice wire transfer or other instructions for payment of the consideration for the Company Securities being Transferred in such Drag-Along Sale.

(d) The Drag-Along Seller shall have a period of 120 days from the date of delivery of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice; provided that, (i) if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, and (ii) if the Zion Roll Up Option has been exercised but the Roll Up has not been consummated, until immediately after the consummation of the Roll Up, but in neither case shall such period extend more than 180 days following the date of delivery of the Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall return to RW FIP and the Management ALOG Shareholders the limited power-of-attorney that such Shareholder or Management ALOG Shareholder delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by such Shareholder or Management ALOG Shareholder in connection with the proposed Drag-Along Sale, all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities owned by such Shareholder or Management ALOG Shareholder shall again be in full force and effect and the parties shall take the actions contemplated by Section 6.01(c)(ii) with respect to any Company Securities owned by the Management ALOG Shareholders.

(e) Promptly after the consummation of the Drag-Along Sale pursuant to this Section 4.02, the Drag-Along Seller shall (i) notify RW FIP and the Management ALOG Shareholders thereof, (ii) remit to each such of RW FIP and the Management ALOG Shareholders the total consideration for the Company Securities of such Shareholder or Management ALOG Shareholder Transferred pursuant thereto less such Shareholder’s or Management ALOG Shareholder’s pro rata share of any escrows, holdbacks or adjustments in purchase price and any transaction expenses as determined in accordance with Section 4.03, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Drag-Along Response Notices and (iii) furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Shareholder or Management ALOG Shareholder. The Drag-Along Seller shall promptly remit to RW FIP and the Management ALOG Shareholders any additional consideration payable upon the release of any escrows, holdbacks or adjustments in purchase price.

(f) Notwithstanding anything contained in this Section 4.02, there shall be no liability on the part of the Drag-Along Seller to RW FIP or any Management ALOG Shareholder (other than the obligation to return any documents received by the Drag-Along Seller) or any other Person if the Transfer of Company Securities pursuant to this Section 4.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice. Whether to effect a Transfer of Company Securities pursuant to this Section 4.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

(g) The provisions of this Section 4.02 shall not apply to any proposed Transfer of Company Securities by the Drag-Along Seller in a Public Offering.

(h) Equinix’s Drag-Along Rights with respect to RW FIP pursuant to this Section 4.02 shall terminate upon the earlier of (i) the IPO, (ii) the consummation of a Fundamental Transaction and (iii) May 1, 2016.

(i) From and after May 1, 2016, if Equinix and RW FIP propose to Transfer, in a single transaction or series of transactions, any or all of their Shares to a Third Party, by mutual agreement, they may cause the Company to exercise the Zion Roll Up Option and may exercise the Drag-Along Rights set forth in this Section 4.02 with respect to any or all of the Company Securities owned by the Management ALOG Shareholders. The Drag-Along Rights of Equinix and RW FIP with respect to the Management ALOG Shareholders shall terminate upon the earlier of (i) the IPO and (ii) the consummation of a Fundamental Transaction.

Section 4.03. Additional Conditions to Tag-Along Sales and Drag-Along Sales. Notwithstanding anything contained in Section 4.01 or 4.02, the rights and obligations of the Shareholders and the Management ALOG Shareholders to participate in a Tag-Along Sale under Section 4.01 or a Drag-Along Sale under Section 4.02 are subject to the following conditions:

(a) upon the consummation of such Tag-Along Sale or Drag-Along Sale, (i) each Shareholder participating therein will receive the same form and amount of consideration as determined on a Common Equivalents basis; provided that any consideration for any services, such as placement or transaction fees, investment banking or investment advisory fees payable to the Tag-Along Seller or Drag-Along Seller, as the case may be, or any related Person in connection with such transaction, or any consideration for any additional agreements entered into in connection with such transaction, such as non-competition agreements, shall be included in the amount of consideration, and (ii) if any Shareholder is given an option as to the form and amount of consideration to be received, each Shareholder participating therein will be given the same option;

(b) each Shareholder shall be obligated to pay only its pro rata share (based on the number of Company Securities (as determined on a Common Equivalents basis) Transferred) of expenses incurred in connection with a consummated Tag-Along Sale or Drag-Along Sale to the extent such expenses are incurred for the benefit of all Shareholders and are not otherwise paid by the Company or another Person;

(c) each Shareholder (i) shall make such representations, warranties and covenants, provide such indemnities and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer; provided that if the Shareholders are required to provide any representations or indemnities in connection with such Transfer (other than representations and indemnities concerning each Shareholder’s title to the Company Securities and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement), liability for misrepresentation or indemnity shall (as to such Shareholders) be expressly stated to be several but not joint and each Shareholder shall not be liable for more than its pro rata share (based on the number of Company Securities (as determined on a Common Equivalents basis) Transferred) of any liability for misrepresentation or indemnity, (ii) shall benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller or Drag-Along Seller, as the case may be, and (iii) shall be required to bear its proportionate share of any escrows, holdbacks or adjustments in purchase price; and

(d) from and after the Roll Up, each Management ALOG Shareholder shall be a “Shareholder” for purposes of this Section 4.03.

Section 4.04. Fundamental Transactions. In the event that the Company proposes to effect (i) a sale, lease, transfer, conveyance or other disposition, in a single transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole or (ii) a merger, consolidation or other business combination transaction or series of transactions (other than a Drag-Along Sale) the result of which is that any Person or group of Persons, other than Equinix or any of its Affiliates (or a group containing any of them), becomes the owner, directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of the Company (each transaction described in clauses (i) and (ii), a “Fundamental Transaction”), each Shareholder agrees it will take all actions requested by the Company or Equinix that may be necessary or desirable to consummate such Fundamental Transaction, including, if applicable, to vote in favor of such Fundamental Transaction, to waive any dissenters’ or appraisal rights in connection therewith and, if such Fundamental Transaction is structured as a transaction the approval of which requires a vote of stockholders, to deliver an executed proxy, which shall be coupled with an interest and shall be irrevocable, authorizing Equinix to vote such Shareholder’s Company Securities in favor of such Fundamental Transaction. Each Shareholder shall also, to the extent applicable, (A) make such representations, warranties and covenants, provide such indemnities and enter into such definitive agreements as are customary for transactions of the nature of the Fundamental Transaction; provided that if such Shareholders are required to provide any representations or indemnities in connection with such Fundamental Transaction (other than representations and indemnities concerning each other Shareholder’s title to the Company Securities and authority, power and right to enter into and consummate the Fundamental Transaction without contravention of any law or agreement), liability for misrepresentation or indemnity shall (as to such Shareholders) be expressly stated to be several but not joint and each Shareholder shall not be liable for more than its pro rata share (based on the number of Company Securities (as determined on a Common Equivalents basis) Transferred pursuant to such Fundamental Transaction) of any liability for misrepresentation or indemnity, (B) benefit from all of the same provisions of the definitive agreements as Equinix and (C) be required to bear its pro rata share (based on the number of Company Securities (as determined on a Common Equivalents basis) Transferred pursuant to such Fundamental Transaction) of any escrows, holdbacks or adjustments in purchase price. The Company shall provide prompt written notice of any proposed Fundamental Transaction to the

Management ALOG Shareholders and ALOG, identifying the material terms and conditions of the Fundamental Transaction (the “Fundamental Transaction Notice”). From and after the Roll Up, each Management ALOG Shareholder shall be a “Shareholder” for purposes of this Section 4.04.

Section 4.05. Right of First Refusal. (a) If, at any time from and after April 1, 2014, either Equinix or RW FIP receives from or otherwise negotiates with a Third Party an offer to purchase any or all of such Shareholder’s Company Securities (an “Offer”) and such Shareholder (the “Investor Seller”) intends to pursue the Transfer of such Company Securities to such Third Party, subject to Equinix’s Drag-Along Rights pursuant to Section 4.02, such Investor Seller shall give notice (an “Offer Notice”) to Equinix or RW FIP, as the case may be (the “Investor Offeree”), that such Investor Seller desires to accept the Offer and that sets forth the number and kind of Company Securities (the “Offered Securities”), the price per share that such Shareholder proposes to be paid for such Offered Securities (the “Offer Price”) and all other material terms and conditions of the Offer.

(b) The giving of an Offer Notice to the Investor Offeree shall constitute an offer by the Investor Seller to Transfer all or any of the Offered Securities, in whole or in part, to the Investor Offeree at the Offer Price and on the other terms set forth in the Offer Notice. Such offer shall be irrevocable for 20 Business Days after receipt of such Offer Notice by the Investor Offeree. The offer may be accepted by giving an irrevocable notice of acceptance to the Investor Seller prior to the expiration of such 20 Business Day period. If the Offer Notice specifies (i) a form of consideration other than cash, a cash equivalent or a promissory note, the Offer may be accepted by the Investor Offeree for a payment, in lieu of such form of consideration, of cash in an amount equal to the fair market value of such consideration and (ii) a form of consideration consisting of a promissory note, the promissory note of the Investor Offeree shall be deemed the equivalent of the promissory note specified in the Offer Notice.

(c) If the Investor Offeree fails to notify the Investor Seller prior to the expiration of the 20 Business Day period, it shall be deemed to have declined the offer.

(d) If the Investor Offeree elects to purchase any or all the Offered Securities, the Investor Offeree shall purchase and pay, by wire transfer of immediately available funds to an account designated by the Investor Seller, for such Offered Securities within 20 Business Days after the date on which all such Offered Securities have been accepted; provided that, if the Transfer of such Offered Securities is subject to any prior regulatory approval, subject to clause (iii) of the immediately succeeding paragraph, the time period during which such Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received.

(e) Upon the earlier to occur of (i) rejection of the offer by the Investor Offeree, (ii) the expiration of the 20 Business Day period without Equinix electing to purchase all of the Offered Securities and (iii) the failure to obtain any required consent or regulatory approval for the purchase of all the Offered Securities by the Investor Offeree within 180 days of full acceptance of the offer, the Investor Seller shall have a 90-day period during which to effect a Transfer to the Third Party making the Offer of any or all of the Offered Securities on substantially the same or more favorable (as to the Investor Seller) terms and conditions as were set forth in the Offer Notice at a price not less than the Offer Price; provided that (i) such Third Party shall have agreed in writing to be bound by the terms of this Agreement and (ii) the Transfer to such Third Party is not in violation of applicable federal, state or foreign securities laws; provided, further, that, if the Transfer is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 90 days without the consent of the Company. If the Investor Seller does not consummate the Transfer of the Offered Securities in accordance with the foregoing time limitations, then its right to Transfer such Offered Securities shall terminate and the Investor Seller shall again comply with the procedures set forth in Section 4.05(a) with respect to any proposed Transfer of Company Securities to a Third Party.

ARTICLE 5

CALL OPTION; PUT OPTION

Section 5.01. Equinix Call Option. (a) RW FIP hereby grants to Equinix an irrevocable option (the “Call Option”) to purchase all, but not less than all, of the Shares now owned or hereafter acquired by RW FIP (the “Call Shares”) at the Call Price (as defined below), and otherwise upon the terms and conditions set forth in this Section 5.01. Equinix may exercise the Call Option at any time (i) during the period beginning on April 1 and ending on April 30 of each of 2014, 2015 and 2016 (each, an “Option Exercise Period”) and (ii) during the 10 Business Day period following (A) delivery by RW FIP of a Tag-Along Notice or (B) delivery by RW FIP of an Offer Notice (each, a “Call Option Exercise Period”), by delivering written notice to RW FIP during a Call Option Exercise Period (such notice, a “Call Option Exercise Notice”).

(b) Promptly after delivery of the Call Option Exercise Notice, the Shareholders shall cause Fair Market Value to be determined pursuant to Section 5.03.

(c) The closing (the “Call Option Closing”) of the purchase and sale of the Call Shares shall occur no later than the 15th Business Day after determination of Fair Market Value. At the Call Option Closing, which shall be at a place and time reasonably selected by Equinix, (i) RW FIP shall (A) if applicable, effect the Derivative Company Securities Exercise pursuant to Section 5.05, (B) Transfer the Call Shares to Equinix free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement or securities laws, by executing and delivering to Equinix such instruments of transfer as shall reasonably be requested by Equinix and (C) make such representations, warranties and covenants, provide such indemnities and enter into such definitive agreements with respect to RW FIP as are customary for such a Transfer (including representations with respect to RW FIP’s title to the Call Shares and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement) and (ii) Equinix shall purchase the Call Shares for the Call Price, payable in cash, minus any applicable tax withholdings. RW FIP hereby grants to Equinix any and all necessary powers to, pursuant to the terms of article 684 of the Brazilian Civil Code, execute any and all instruments to effect the Transfer of the Call Shares, after payment of the Call Price, minus any applicable tax withholdings, for each Call Share.

(d) The “Call Price” for the Call Shares to be purchased pursuant to the Call Option shall be equal to:

(i)	for all Shares purchased by RW FIP on the Closing Date, the greater of (x) the aggregate Fair Market Value of such Shares and (y) the Minimum Call Price. The “Minimum Call Price” means the sum of (x) the amount that yields an Internal Rate of Return of 12% to the RW FIP Closing Payment from the Closing Date to the date of the Call Option Exercise Notice and (y) the amount that yields an Internal Rate of Return of 12% to the RW FIP Additional and Conditional Payment from the date of such payment to the date of the Call Option Exercise Notice (as adjusted in each case for any share dividends, share subdivisions, combinations, consolidations and similar changes, and taking into account any cash dividends, distributions, repurchases or recapitalizations; and

(ii)	for all Shares purchased by RW FIP other than as provided in Section 5.01(d)(i), the aggregate Fair Market Value of such Shares.

Section 5.02. RW FIP Put Option. (a) Equinix hereby grants to RW FIP an irrevocable option (the “Put Option”) to require Equinix to purchase all, but not less than all, of the Shares now owned or hereafter acquired by RW FIP (the “Put Shares”) at the Put Price (as defined below), and otherwise upon the terms and conditions set forth in this Section 5.02. RW FIP may exercise the Put Option at any time (i) during an Option Exercise Period and (ii) during the 10 Business Day period following (A) delivery by Equinix of a Tag-Along Notice indicating that Equinix proposes to sell all of its Company Securities, (B) delivery by Equinix of a Drag-Along Sale Notice or (C) the decision by the Company or ALOG to effect a Fundamental Transaction (each, a “Put Option Exercise Period”), by delivering written notice to Equinix during a Put Option Exercise Period (such notice, a “Put Option Exercise Notice”).

(b) Promptly after delivery of the Put Option Exercise Notice, the Shareholders shall cause Fair Market Value to be determined pursuant to Section 5.03.

(c) Subject to Section 5.02(e), the closing (the “Put Option Closing”) of the purchase and sale of the Put Shares shall occur no later than the 30th calendar day after determination of Fair Market Value (or, if such day is not a Business Day, the next succeeding Business Day); provided, that if the aggregate amount payable by Equinix in settlement of the Put Option or, if the Management Put Option is exercised, the aggregate amount payable by Equinix in settlement of both the Put Option and the Management Put Option is greater than the amount in Brazilian Reais equivalent to US$250,000,000, Equinix may, at its option, extend such 30 calendar day period by up to an additional 90 calendar days. At the Put Option Closing, which shall be at a place and time reasonably selected by Equinix, (i) RW FIP shall (A) if applicable, effect the Derivative Company Securities Exercise pursuant to Section 5.05 and (B) Transfer the Put Shares to Equinix free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement or applicable securities laws, by executing and delivering to Equinix such instruments of transfer as shall reasonably be requested by Equinix and (C) make such representations, warranties and covenants, provide such indemnities and enter into such definitive agreements with respect to RW FIP as are customary for such a Transfer (including representations with respect to RW FIP’s title to the Put Shares and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement) and (ii) Equinix shall purchase the Put Shares for the Put Price, payable in cash, minus any applicable tax withholdings.

(d) The “Put Price” for the Put Shares to be purchased pursuant to the Put Option shall be equal to:

(i)	for all Shares purchased by RW FIPon the Closing Date, the greater of (i) the aggregate Fair Market Value of such Shares and (ii) the Minimum Put Price. The “Minimum Put Price” means (a) in 2014, the amount equal to the sum of (x) the amount that yields an Internal Rate of Return of 8% to theRW FIP Closing Payment from the Closing Date to the date of the Put Option Exercise Notice and (y) the amount that yields an Internal Rate of Return of 8% to the RW Additional and Conditional Payment from the date of such payment to the date of the Put Option Exercise Notice, (b) in 2015, the amount equal to the sum of (x) the amount that yields an Internal Rate of Return of 4% to the RW FIP Closing Payment from the Closing Date to the date of the Put Option Exercise Notice and (y) the amount that yields an Internal Rate of Return of 4% to the RW Additional and Conditional Payment from the date of such payment to the date of the Put Option Exercise Notice and (c) in 2016, the amount equal to the sum of (x) the amount that yields an Internal Rate of Return of 0% to the RW FIP Closing Payment from the Closing Date to the date of the Put Option Exercise Notice and (y) the amount that yields an Internal Rate of Return of 0% to the RW Additional and Conditional Payment from the date of such payment to the date of the Put Option Exercise Notice (as adjusted in each case for any share dividends, share subdivisions, combinations, consolidations and similar changes, and taking into account any cash dividends, distributions, repurchases or recapitalizations), (each, the “Applicable IRR”); provided that, if Equinix delivers a Put Objection Notice pursuant to Section 5.02(e), the Minimum Put Price for the Option Exercise Period of the calendar year immediately succeeding the delivery of such Put Objection Notice shall be the amount that yields the Applicable IRR for the immediately preceding Option Exercise Period. For example, if Equinix delivers a Put Objection Notice in response to RW FIP’s delivery of a Put Option Exercise Notice during the Option Exercise Period in April 2014, the Minimum Put Price for the Option Exercise Period in April 2015 will be the amount that yields an Applicable IRR of 8%, and the Minimum Put Price for the Option Exercise Period in April 2016 will be the amount that yields an Applicable IRR of 0%. If Equinix delivers a Put Objection Notice in response to RW FIP’s delivery of a Put Option Exercise Notice during the Option Exercise Period in April 2015, the Minimum Put Price for the Option Exercise Period in April 2016 will be the amount that yields an Applicable IRR of 4%.

(ii)	for all Shares purchased by RW FIP other than as provided in Section 5.02(d)(i), the aggregate Fair Market Value of such Shares.

(e) Notwithstanding anything to the contrary in this Section 5.02, in no event shall Equinix be required to purchase the Put Shares upon RW FIP’s exercise of the Put Option if (I) RW FIP exercises the Put Option at any time during the period beginning on April 1 and ending on April 30 of each of 2014 and 2015 and (II) Equinix determines that its payment of the aggregate amount payable by Equinix in settlement of the Put Option or, if the Management Put Option is exercised, its payment of the aggregate amount payable by Equinix in settlement of both the Put Option and the Management Put Option (the “Put Settlement”), would cause Equinix to default in the performance of or to breach any covenant set forth on Schedule 5.02(e) or (y) (I) RW FIP exercises the Put Option at any time and (II) Equinix determines that the Put Settlement would cause a violation of applicable law, as determined by Equinix based upon the advice of counsel from a nationally recognized law firm, and in each case Equinix delivers a written objection notice (the “Put Objection Notice”) to RW FIP within 15 Business Days of such determination. If Equinix determines that Put Settlement would cause Equinix to default in the performance of or to breach any covenant or agreement set forth on Schedule 5.02(e) and delivers the Put Objection Notice, the right of Equinix to postpone the Put Settlement on such grounds pursuant to this Section 5.02(e) shall terminate at 11:59 p.m. São Paulo Time on March 31 of the calendar year immediately succeeding Equinix’s delivery of the Put Objection Notice and, from and after April 1 of such calendar year, Equinix shall be required to purchase the Put Shares upon RW FIP’s exercise of the Put Option, as provided in Section 5.02(a) through (d). For the avoidance of doubt, Equinix shall not be required to purchase the Put Shares at any time if counsel from a nationally recognized law firm advises Equinix that the Put Settlement would cause a violation of applicable law. Equinix represents and warrants that (i) as of the date of this Agreement, the execution, delivery and performance of this Agreement will not cause Parent to default in the performance of or to breach any covenant set forth on Schedule 5.02(e) and (ii) if RW FIP were to exercise its Put Option on the date of this Agreement, Parent would not be in default in the performance of, and would not be in breach of, any covenant set forth on Schedule 5.02(e).

Section 5.03. Determination of Fair Market Value. (a) Promptly after delivery of a Call Option Exercise Notice or a Put Option Exercise Notice, as applicable, representatives of Equinix and RW FIP shall meet in good faith to agree on Fair Market Value.

(b) As used in Article 5 and Article 8, “Fair Market Value” means, with respect to any Call Share or Put Share, as applicable, the price at the date of the Call Option Exercise Notice or the Put Option Exercise Notice, as applicable, at which such Call Share or Put Share, as applicable, could be sold in an arm’s-length transaction between a willing and able buyer and a willing and able seller, neither of which is an Affiliate of the other and neither of which is under any compulsion to buy or to sell, with the expectation of concluding the purchase and sale within a reasonable time, which price shall be based on what comparable, publicly-listed and widely-held companies are trading at in the Brazilian and U. S. financial markets at that time, assuming that (A) there is a public market for the Shares in which there is a fully distributed volume of securities freely available for trading and (B) there is no minority or illiquidity discount attributable to the Shares.

(c) Subject to the foregoing definition, if Equinix and RW FIP are not able to agree on Fair Market Value within 10 Business Days of delivery of the Call Option Exercise Notice or the Put Option Exercise Notice, as applicable, the following procedures shall apply:

(i)	Each of Equinix and RW FIP will, within 15 Business Days of delivery of the Call Option Exercise Notice or the Put Option Exercise Notice, as applicable, appoint an internationally recognized investment bank to determine Fair Market Value. The fees and expenses of each investment bank will be borne by the Company.

(ii)	Each investment bank will, within 10 Business Days of the appointment of the second investment bank to be appointed notify both Equinix and RW FIP in writing of its determination of Fair Market Value, setting forth, in reasonable detail, the basis for such determination. If the difference between the two determinations of Fair Market Value is less than 10% of the lower value, Fair Market Value will be deemed to be the average of the two values. In all other cases, within five Business Days, the parties’ two investment banks will jointly select a third internationally recognized investment bank and will notify the third investment bank in writing of their respective determinations of Fair Market Value.

(iii)	The third investment bank will, within 10 Business Days of its appointment, determine which of the parties’ estimation of Fair Market Value is closest to the actual Fair Market Value of the Call Securities or the Put Securities, as applicable, and such party’s estimation shall be deemed to be Fair Market Value for all purposes under this Agreement. The fees and expenses of the third investment bank will be borne by the party whose estimation of Fair Market Value was not determined to be closest to the actual Fair Market Value of the Call Securities or the Put Securities.

(iv)	The determination of Fair Market Value in accordance with this Section 5.03 shall be final, binding and conclusive upon each Shareholder. Each Shareholder will share with the other Shareholder any information it or its Affiliates provide to any of the investment banks and will not communicate, and will prevent its Affiliates from communicating, with the third investment bank without giving the other Shareholder a reasonable opportunity to be present or otherwise participate in such communication.

(v)	All the investment banks involved in determining Fair Market Value shall be compensated by way of a fixed fee. Under no circumstances shall any participant in the determination of Fair Market Value be permitted to receive any form of incentive-based compensation for its services hereunder.

Section 5.04. Pledge of Shares. Equinix pledges its Shares in favor of RW FIP, for purposes of guaranteeing the full payment of the Put Price pursuant, and subject to the terms and conditions of Section 5.02, by executing the share pledge agreement attached hereto as Schedule 5.04(a).

Section 5.05. Derivative Company Securities Exercise. Promptly following the determination of the Fair Market Value as required by Section 5.01(b) or Section 5.02(b), but in any case no later than the fifth Business Day preceding the Call Option Closing or the Put Option Closing, as applicable, RW FIP shall deliver a Derivative Company Securities Exercise Notice to the Company and to Equinix, pursuant to which RW FIP shall irrevocably commit and agree to effect a Derivative Company Securities Exercise concurrently with the Call Option Closing or the Put Option Closing, as applicable. Promptly following the delivery of its Derivative Company Securities Exercise Notice, RW FIP shall execute any other documents and agreements requested by the Company or Equinix to effect such

Derivative Company Securities Exercise. For the avoidance of doubt, any Shares issued pursuant to any Derivative Company Securities Exercise by RW FIP shall be Call Shares or Put Shares, as applicable, for all purposes of this Article 5. If RW FIP holds any Derivative Company Security and fails to deliver a Derivative Company Securities Exercise Notice no later than the fifth Business Day preceding the Call Option Closing or the Put Option Closing, then, subject to the last sentence of this Section 5.04, (A) RW FIP shall be deemed to have elected to irrevocably terminate and cancel its right to acquire Shares or to convert any security into Common Stock and shall cease to have any right to effect a Derivative Company Securities Exercise with respect to any of its Derivative Company Securities, (B) Equinix shall not be required to purchase any Shares issuable upon any Derivative Company Securities Exercise by RW FIP, and (C) upon the consummation of the Call Option Closing or the Put Option Closing, as applicable, all such Derivative Company Securities (or, if applicable, the right applicable to any debt security to convert such security in whole or part into Common Stock) shall terminate automatically and without any further action by any Person. If the Call Option Closing or the Put Option Closing, as applicable, is not consummated with respect to any Shares acquired upon the Derivative Company Securities Exercise, then (y) any Derivative Company Securities Exercise Notice delivered by RW FIP pursuant to the first sentence of this Section 5.01(c) shall be deemed to be rescinded and shall have no force and effect, and (z) the right of RW FIP to effect Derivative Company Securities Exercises in accordance with the terms of its Derivative Company Securities and the terms hereof shall be automatically restored without any further action by any Person.

Section 5.06. Management ALOG Shareholders Options. (a) The Management ALOG Shareholders hereby grant to Equinix an irrevocable option (the “Management Call Option”) to purchase all, but not less than all, of the Shares subscribed by the Management ALOG Shareholders in the Roll Up (the “Management Call Shares”), and Equinix hereby grants to the Management ALOG Shareholders an irrevocable option (the “Management Put Option”) to require Equinix to purchase all, but not less than all, of the Shares subscribed by the Management ALOG Shareholders in the Roll Up (the “Management Put Shares”), at a price equal to the Management Call Price or the Management Put Price, as applicable, and otherwise on the terms and conditions set forth in this Section 5.06.

(b) The “Management Call Price” for the Management Call Shares to be purchased from such Management ALOG Shareholder pursuant to the Management Call Option shall equal the price calculated as set forth below.

(i)	For Shares issued in the Roll Up Capital Increase, which subscription price was paid by means of Transferring ALOG Shares acquired by the Management ALOG Shareholders prior to February 9, 2011:

Call Price determined pursuant to Section 5.01(d)	Management Call Price
Fair Market Value	Fair Market Value

Minimum Call Price	Greater of (i) the Minimum Management Price and (ii) the price that implies an Internal Rate of Return to the Common Stock Purchase Price (as adjusted for any share dividends, share subdivisions, combinations, consolidations and similar changes, and taking into account any cash dividends, distributions, repurchases or recapitalizations) from the Closing Date to the date of the Call Option Exercise Notice equal to the sum of (A) the Internal Rate of Return on the Common Stock Purchase Price implied by the Fair Market Value of the Management Call Shares plus (B) (I) in 2014, 2% per annum, (II) in 2015, 1% per annum and (III) in 2016, 0% per annum

(ii)	For Shares issued in the Roll Up Capital Increase, which subscription price was paid by means of Transferring ALOG Shares acquired by the Management ALOG Shareholders from and after February 9, 2011, Fair Market Value.

(c) The “Management Put Price” for the Management Put Shares to be purchased from such Management Shareholder pursuant to the Management Put Option shall equal the price calculated as set forth below.

(i)	For Shares issued in the Roll Up Capital Increase, which subscription price was paid by means of Transferring ALOG Shares acquired by the Management ALOG Shareholders prior to February 9, 2011:

Put Price determined pursuant to Section 5.02(d)	Management Put Price
Fair Market Value	Fair Market Value

Minimum Put Price	Greater of (i) the Minimum Management Price and (ii) the price that implies an Internal Rate of Return to the Common Stock Purchase Price (as adjusted for any share dividends, share subdivisions, combinations, consolidations and similar changes, and taking into account any cash dividends, distributions, repurchases or recapitalizations) from the Closing Date to the date of the Put Option Exercise Notice equal to the sum of (A) the Internal Rate of Return on the Common Stock Purchase Price implied by the Fair Market Value of the Management Put Shares plus (B) (I) in 2014, 2% per annum, (II) in 2015, 1% per annum and (III) in 2016, 0% per annum

(ii)	For Shares issued in the Roll Up Capital Increase, which subscription price was paid by means of Transferring ALOG Shares acquired by the Management ALOG Shareholders from and after February 9, 2011, Fair Market Value.

(d) If Equinix exercises the Call Option pursuant to Section 5.01(a), Equinix shall provide the Management ALOG Shareholders and ALOG with prompt written notice of the terms and conditions of the Call Option exercise and, at any time prior to the fifth Business Day after determination of Fair Market Value:

(i)	Equinix may cause the Company to exercise the Zion Roll Up Option pursuant to the ALOG Shareholders Agreement, and may exercise the Management Call Option by delivering written notice to the Management ALOG Shareholders (such notice, a “Management Call Option Exercise Notice”); and

(ii)	the Majority Management Shareholders may exercise the Management Shareholders Roll Up Option pursuant to the ALOG Shareholders Agreement, and may exercise the Management Put Option by delivering written notice to Equinix (such notice, a “Management Put Option Exercise Notice”).

(e) If RW FIP exercises the Put Option pursuant to Section 5.02(a), RW FIP shall provide the Management ALOG Shareholders and ALOG with prompt written notice of the Put Option exercise and, at any time prior to the fifth Business Day after determination of Fair Market Value:

(i)	Equinix may cause the Company to exercise the Zion Roll Up Option pursuant to the ALOG Shareholders Agreement, and may exercise the Management Call Option by delivering a Management Call Option Exercise Notice to the Management ALOG Shareholders; and

(ii)	the Majority Management Shareholders may exercise the Management Shareholders Roll Up Option pursuant to the ALOG Shareholders Agreement, and may exercise the Management Put Option by delivering a Management Put Option Exercise Notice to Equinix.

(f) The closing of the purchase and sale of the Management Call Shares or the Management Put Shares, as applicable (the “Management Option Closing”), shall be made at the Call Option Closing or the Put Option Closing, as applicable, or as promptly as practicable thereafter. At the Management ALOG Option Closing, (ii) the Management ALOG Shareholders shall Transfer the Management Call Shares or the Management Put Shares, as applicable, to Equinix free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement and those imposed as a result of applicable state or foreign securities laws, by executing and delivering to Equinix such instruments of transfer as shall reasonably be requested by Equinix, and shall make such representations, warranties and covenants, providing such indemnities and entering into such definitive agreements as are customary for such a Transfer, and (ii) Equinix shall purchase the Management Call Shares or the Management Put Shares, as applicable, for the Management Call Price or the Management Put Price, as applicable, payable in cash, minus any applicable tax withholdings. Management ALOG Shareholders hereby grant to Equinix any and all necessary powers to, pursuant to the terms of article 684 of the Brazilian Civil Code, execute any and all instruments to effect the Transfer of the Management Call Shares, after payment of the Management Call Price.

(g) Notwithstanding anything to the contrary in this Section 5.06, in no event shall the Majority Management Shareholders exercise the Management Shareholders Roll Up Option or the Management Put Option, and in no event shall Equinix be required to purchase the Management Put Shares upon the Management ALOG Shareholders’ exercise of the Management Put Option if, with respect to the relevant Option Exercise Period, Equinix has prevented settlement of the Put Option pursuant to Section 5.02(e).

ARTICLE 6

MANAGEMENT ALOG SHAREHOLDERS

Section 6.01. Roll Up. (a) Pursuant to the ALOG Shareholders Agreement, the Management ALOG Shareholders shall have the right or the obligation, upon the occurrence of certain events provided therein, to become shareholders of the Company by means of subscription of a capital increase in the Company, paid in with ALOG shares held by the Management ALOG Shareholders. Upon the eventual occurrence of the Roll Up, the Shareholders shall (i) approve a capital increase of the Company necessary for the implementation of the Roll Up by the Rolling Up Shareholder (the “Roll Up Capital Increase”), and (ii) assign to the Rolling Up Shareholder their preemptive rights in the subscription of the relevant Roll Up Capital Increase.

(b) The Management ALOG Shareholders, for purposes of implementing the Roll Up, hereby commit to (i) fully subscribe the Roll Up Capital Increase, and (ii) pay in such Roll Up Capital Increase by Transferring all or a portion of their ALOG shares to the Company on the terms and conditions set forth in Article 5 of the ALOG Shareholders Agreement.

(c) (i) Promptly upon completion of the Roll Up, the Management ALOG Shareholders shall Transfer all of the Shares acquired in the Roll Up as set forth herein on the terms and conditions of the relevant Roll Up Trigger. (ii) If any such Shares are not Transferred as provided by this Agreement, then the Management ALOG Shareholders shall implement all acts necessary to restore the status quo ante in respect to the Management Shareholders ownership of Company Securities.

ARTICLE 7

CERTAIN COVENANTS AND AGREEMENTS

Section 7.01. Strategic Partnership. Equinix, RW FIP, the Company and each of the Management ALOG Shareholders will, and will cause their respective Affiliates to, negotiate in good faith to complete documentation of the strategic partnership between Equinix and the Company and/or its Subsidiaries on commercially reasonable terms and in accordance with Schedule 6.01 within 45 calendar days following the date hereof.

Section 7.02. Confidentiality. (a) Each Shareholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Shareholder’s investment in the Company. Each Shareholder agrees that it shall, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to, at all times keep confidential such Confidential Information and not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i)	to such Shareholder’s Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder;

(ii)	to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject; provided that such Shareholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation));

(iii)	to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities; provided that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement consistent with the provisions hereof;

(iv)	to any regulatory authority or rating agency to which the Shareholder or any of its Affiliates is subject or with which it has regular dealings; provided that such authority or agency is advised of the confidential nature of such information;

(v)

to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its Representatives have provided to such

Shareholder relating to such tax treatment and tax structure); provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information; or

(vi)	if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

(b) “Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a director of the Company); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such Persons being collectively referred to as “Representatives”) in violation of the this Agreement, (ii) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company, (iii) becomes available to such Shareholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Shareholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person or (iv) is independently developed by such Shareholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

Section 7.03. Reports. The Company agrees to furnish to each of Equinix and RW FIP, for so long as each such Shareholder is a 5% Shareholder:

(a) as soon as practicable and, in any event within 5 calendar days after the end of each calendar month, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related unaudited statement of operations and cash flow for such month, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding month and portion of the previous fiscal year, and the figures for the corresponding month and portion of the then current fiscal year as in the Company’s annual operating budget;

(b) as soon as practicable and, in any event, within 5 calendar days after the end of each of the first three fiscal quarters, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP;

(c) as soon as practicable and, in any event, within 30 calendar days after the end of each June and December, the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited statement of operations and cash flow for such fiscal year, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP and certified by a firm of independent public accountants designated by Equinix, together with a comparison of the figures in those financial statements with the figures for the corresponding quarter and portion of the previous fiscal year;

(d) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made generally available by the Company to any of its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with CVM or the SEC and (iii) all press releases and other statements made generally available by the Company to the public; and

(e) as promptly as reasonably practicable, such other information with respect to the Company or any of its Subsidiaries as may reasonably be requested by such Shareholder.

Section 7.04. Conflicting Agreements. Each party hereto represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.

ARTICLE 8

PARENT GUARANTEE; RIVERWOOD SPONSORS COVENANT

Section 8.01. Parent Guarantee. Parent hereby absolutely, unconditionally and irrevocably guarantees to RW FIP, the due and punctual performance and discharge of the obligation of Equinix to purchase the Put Shares pursuant and subject to the terms and conditions of Section 5.02 of this Agreement (the “Obligations”); provided that notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent’s aggregate liability to pay cash pursuant to this Section 8.01 exceed US$100,000,000 (the “Guarantee Cap”). The guarantee provided by Parent pursuant to this Section 8.01 is a guarantee of payment, not collection, and a separate action may be brought and prosecuted against Parent to enforce this Section 8.01, irrespective of whether any action is brought against Equinix or any other Person or whether Equinix or any other Person is joined in any such action or actions.

(a) RW FIP shall not be obligated to file any claim relating to the Obligations in the event that Equinix becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of RW FIP to so file shall not affect Parent’s obligations under this Section 8.01. In the event that any payment to RW FIP in respect of any Obligation is rescinded or must otherwise be returned for any reason, Parent shall remain liable hereunder with respect to the Obligations as if such payment had not been made.

(b) Parent hereby expressly waives any and all rights or defenses arising by reason of any law, notice, contract or equitable defense, including all suretyship defenses generally with respect to this Section 8.01.

Section 8.02. Parent Share Settlement. Parent further covenants and agrees that, if the amount of the Obligations (the “Default Amount”) exceeds the Guarantee Cap, Parent shall deliver Shares or shares of Parent’s common stock (the “Parent Shares”), at RW FIP’s election, in exchange for the balance of the Default Put Shares (as defined below), in accordance with Section 8.03. For the avoidance of doubt, if the Default Amount exceeds the Guarantee Cap, RW FIP may require Parent to satisfy the amount of such excess by delivering either Shares or Parent Shares, but not a combination of Shares and Parent Shares.

Section 8.03. Procedures. (a) If Equinix fails to purchase any or all of the Put Shares pursuant to and subject to the terms and conditions of Section 5.02 (a “Default” and such Put Shares, the “Default Put Shares”), then RW FIP, by delivering written notice to Parent while such a Default is continuing (such notice, a “Default Notice”), may require Parent to purchase such Default Put Shares as provided in this Section 8.03. The Default Notice shall describe Equinix’s Default, state the number of Default Put Shares and the Put Price as determined pursuant to Section 5.02(d). Parent shall deliver to RW FIP cash, or a mixture of cash and Shares or Parent Shares, as applicable, in satisfaction of payment of the Put Price for the Default Put Shares no later than (i) if (A) the Default Amount does not exceed the Guarantee Cap or (B) if the Default Amount exceeds the Guarantee Cap and RW FIP elects to receive Shares in satisfaction of the excess, the 15th Business day after delivery of such Default Notice or (ii) if the Default Amount exceeds the Guarantee Cap and RW FIP elects to receive Parent Shares in satisfaction of the excess, the 40th Trading Day after delivery of such Default Notice (the date of such delivery, the “Default Put Closing”). If the common stock of Parent is traded on a United States or foreign securities exchange, reported through the National Association of Securities Dealers, Inc. Automated Quotation System or comparable foreign established over-the-counter trading system or otherwise traded over the counter, the Parent Shares delivered to RW FIP shall be similarly listed or made eligible for quotation. Parent shall use its reasonable best efforts to ensure that the Parent Shares delivered to RW FIP are freely tradeable under U.S. securities laws (which, if required, shall include registering the Parent Shares under the U.S. Securities Act of 1933, as amended; provided that RW FIP and the RW FIP Sponsors shall reasonably cooperate in order to effect such registration). Notwithstanding anything to the contrary herein, if, at the date of the Default Put Closing, the Parent Shares are not traded on a United States or foreign securities exchange, reported through the National Association of Securities Dealers, Inc. Automated Quotation System or comparable foreign established over-the-counter trading system or otherwise traded over the counter, RW FIP shall have the right to elect to receive the Shares in place of the Parent Shares pursuant to this Section 8.03.

(a) Parent and RW FIP shall conduct the Default Put Closing on the terms and subject to the conditions of the Put Closing, as set forth in Section 5.02; provided that Parent shall:

(i) Deliver to RW FIP cash in an amount equal to the lesser of (A) the Default Amount and (B) the Guarantee Cap, in exchange for the number of Default Put Shares equal to the aggregate cash amount paid by Parent divided by Fair Market Value; and,

(ii) If the Default Amount exceeds the aggregate cash amount paid by Parent pursuant to Section 8.03(b)(i), Parent shall also deliver a number of Shares or Parent Shares, as applicable, equal to (A) (I) the Default Amount minus (II) the aggregate cash amount paid by Parent pursuant to Section 8.03(b)(i) divided by (B) the Share Price, in exchange for the balance of the Default Put Shares. The “Share Price” means, (x) with respect to the Shares, Fair Market Value and (y) with respect to the Parent Shares, Adjusted VWAP.

Section 8.04. Additional Definitions. or purposes of this Article 8:

“Adjusted VWAP” means (i) the arithmetic average of the Volume Weighted Average Price per Parent Share during the 30 consecutive Trading Days during the Measurement Period divided by (ii) 1.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Market Disruption Event” means the occurrence or existence prior to 1:00 p.m. (New York City time) on any Trading Day for the Parent Shares of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Parent Shares or in any options, contracts or future contracts relating to the Parent Shares.

“Measurement Period” means the 30 consecutive Trading Days beginning five Trading Days after RW FIP’s delivery of the Default Notice.

“Trading Day” means a day during which (i) there is no Market Disruption Event, and (ii) the NASDAQ Global Select Market or, if the Parent Shares are not quoted on the NASDAQ Global Select Market, on the principal U.S. national or regional securities exchange on which the Parent Shares are then listed, opens for trading during its regular trading session or, if the Parent Shares are not so listed, admitted for trading or quoted, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Volume Weighted Average Price” per Parent Share on any Trading Day means such price as displayed on Bloomberg (or any successor service) page EQIX. UQ<Equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the “Volume Weighted Average Price” means the market value per Parent Share on such Trading Day as determined by a nationally recognized investment banking firm retained for this purpose by Parent.

Section 8.05. Riverwood Sponsors Covenant. Riverwood Sponsors shall use their reasonable best efforts to cause RW FIP, its Permitted Transferees and their Affiliates, to take, or cause to be taken, all actions necessary to perform RW FIP’s covenants, agreements and obligations pursuant to this Agreement of RW FIP.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Permitted Transferee acquiring Company Securities from any Shareholder and any Person acquiring Company Securities that is required or permitted by the terms of this Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder.”

Section 9.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or email transmission so long as receipt of such email is requested and received:

if to the Company to:

Zion RJ Participações S.A.

Rua Martins Ferreira nº 91

Botafogo

Rio de Janeiro - RJ

Attention: Giovanni Biscardi

Fax: 55 21 22536143

Email: gbiscardi@machadomeyer.com.br

with copies to Equinix and RW FIP at the addresses listed below, and a copy to:

Machado, Meyer, Sendacz e Opice

Avenida Rio Branco nr. 01, 9th floor

Centro

Rio de Janeiro - RJ

Attention: Mr. Giovanni Biscardi

Fax: 55 21 22536143

E-mail: gbiscardi@machadomeyer.com.br

if to Equinix or Parent, to:

Equinix, Inc.

One Lagoon Drive, 4th Floor

Redwood City, CA 94065

Attention: General Counsel

Fax: (650) 598-6913

Email: bgalvin@equinix.com

with a copy to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Attention: Alan Denenberg

Fax: (650) 752-2111

Email: alan.denenberg@davispolk.com

if to RW FIP or the Riverwood Sponsors, to:

Riverwood Capital L.P.

70 Willow Road, Suite 100

Menlo Park, CA 94025

Attention: Francisco Alvarez Demalde

Fax: (650) 618-7300

Email: fad@rwcm.com

with a copy to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention: Michael Nooney

Fax: (650) 251-5002

Email: mnooney@stblaw.com

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person that becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

Section 9.03. Waiver; Amendment; Termination. Article 2 of this Agreement may be amended, waived or otherwise modified by an instrument in writing executed by each of the Shareholders. Any amendment, waiver or modification of any other provision of this Agreement may be effected only by an instrument in writing executed by each of the parties hereto. Any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective.

Section 9.04. Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 9.05. Language. This Agreement is executed in the English and Portuguese languages. In case of a conflict between the English and Portuguese versions of this Agreement, the Shareholders agree that the Portuguese version shall prevail.

Section 9.06. Specific. Enforcement. Each Shareholder hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 9.07. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 9.08. Entire Agreement. This Agreement and the ALOG Shareholders Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 9.09. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EXHIBIT A

JOINDER TO SHAREHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of April 25, 2011 (as amended, amended and restated or otherwise modified from time to time, the “Shareholders Agreement”) among Equinix South America Holdings, LLC, RW Brasil Fundo de Investimento em Participações and the other Persons listed on the signature pages hereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:             ,

[NAME OF JOINING PARTY]

By:

Name:

Title: